UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2004

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-72574	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Douglas Drive, Sanford, North Carolina	27330-1410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former Name or Former Address, if Changed since Last Report)

Item 5.	Other Events and Required FD Disclosure.

On February 19, 2004, The Pantry, Inc. issued a press release announcing that it is calling for redemption all of its outstanding $200 million principal amount of 10 ¼% Senior Subordinated Notes due 2007 and that it had completed the sale of $250 million of its 7.75% Senior Subordinated Notes due 2014. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

Date: February 19, 2004	/S/ DANIEL J. KELLY

Daniel J. Kelly Vice President, Finance, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)